Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134737) of Mueller Water Products, Inc. of our report dated December 18, 2006 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Atlanta, Georgia
December 18, 2006